Zumiez Inc. Reports July 2010 Sales Results

Net Sales Increased 15.0% to $34.4 Million; July 2010 Comparable Store Sales Increased 9.4%; Company Raises Second Quarter Outlook

EVERETT, WA -- (Marketwire - August 04, 2010) - Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today announced that total net sales for the four-week period ended July 31, 2010 increased 15.0% to $34.4 million, compared to $29.9 million for the four-week period ended August 1, 2009. The Company's comparable store sales increased 9.4% for the four-week period, versus a comparable store sales decrease of 16.8% in the year ago period.

The Company also announced that based on better than projected sales and product margins, it is increasing its earnings guidance for the quarter ending July 31, 2010. The Company now expects net loss per diluted share for the second fiscal quarter of 2010 to be in the range of ($0.02) to ($0.03), which includes approximately $1.0 million of pre-tax charges (after-tax per diluted share of $0.02) associated with the relocation of the Company's distribution center from Everett, Washington to Corona, California. This guidance is favorable to the previously issued guidance of a net loss per diluted share between ($0.07) to ($0.10), which had included estimated pre-tax charges of $1.3 million (after-tax per diluted share of $0.03) for the relocation of the Company's distribution center.

To hear the Zumiez prerecorded July sales message, please dial (585) 295-6795 (no passcode is required).

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of July 31, 2010 we operate 393 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, source inventory at acceptable costs, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended May 1, 2010 as filed with the Securities and Exchange Commission and available at www.sec.gov or http://ir.zumiez.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Company Contacts:
Trevor Lang
Chief Financial Officer &
Chief Administrative Officer
Zumiez Inc.
(425) 551-1500, ext. 1564

Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200